Exhibit 10.1

[TGC Letterhead]

October 11, 2005

Sovereign Bank, N.A.,

Preston Center

6060 Sherry Lane

Dallas, Texas 75225

Re:                               TGC Industries, Inc. Promissory Note and Business Loan Agreement

Ladies and Gentlemen:

Reference is made to that certain Promissory Note (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Note”) and Business Loan Agreement (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), both dated September 16, 2005, among TGC Industries, Inc. (“Borrower”) and Sovereign Bank, N.A., (the “Lender”).  Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Note and the Agreement, respectively.

Section 1.              Requests by Borrower.

(a)           In connection with the Borrower’s issuance of up to 6,325,000 shares of its common stock pursuant to the Underwriting Agreement by and between the Borrower and Oppenheimer & Co, Inc., as representative of the underwriters (the “Offering”), Borrower has requested that Lender waive compliance with the “Change in Material Ownership” sub-section of the “DEFAULT” section of the Note that states that any change in ownership of twenty-five percent (25%) or more of the Borrower’s common stock is an event of default.

(b)           For the term of the Agreement, except for those assets included in the Assignment of Accounts Receivable and Intangibles described in the “COLLATERAL” section of the Note, Borrower has requested that Lender waive compliance with the “Properties” sub-section under the “REPRESENTATION AND WARRANTIES” section of the Agreement that states that the Borrower’s properties are free and clear of all Security Interest, and the Borrower has not executed any security documents or financing statements relating to such properties.

(c)           With regard to the current litigation against the Borrower involving the death of an employee, as described in Exhibit “A” attached hereto, Borrower has requested that Lender waive compliance with item (2) of the “Notices of Claims and Litigation” sub-section under the “AFFIRMATIVE COVENANTS” section of the Agreement that states that the Borrower will inform the Lender in writing of any threatened litigation, claims, investigations, administrative proceedings or similar actions affecting the Borrower.

(d)           For the term of this Agreement, Borrower has requested that Lender waive compliance with item (3) of the “Continuity of Operations” sub-section under the “NEGATIVE COVENANTS” section of the Agreement that states that the Borrower shall not pay any dividends on Borrower’s stock.

(e)           In connection with the Offering, Borrower has requested that Lender waive compliance with the “Change of Ownership” sub-section under the “DEFAULT” section of the Agreement that states that any change in ownership of twenty-five percent (25%) or more of the Borrower’s common stock is an event of default.

Section 2.              Waiver.   Subject to the terms and conditions set forth herein, the Lender executing this letter hereby agrees to waive (the “Waiver”) the following requirements, events of default or anticipated events of default:

(a)           in the “Change in Material Ownership” sub-section of the “DEFAULT” section of the Note that any change in ownership of twenty-five percent (25%) or more of the Borrower’s common stock is or will be an event of default in connection with the Offering;

(b)           in the “Properties” sub-section under the “REPRESENTATION AND WARRANTIES” section of the Agreement that the Borrower’s properties, except for those assets included in the Assignment of Accounts Receivable and Intangibles described in the “COLLATERAL” section of the Note, are free and clear of all Security Interest, and the Borrower has not executed any security documents or financing statements relating to such properties, for the term of the Agreement;

(c)           in item (2) of the “Notices of Claims and Litigation” sub-section under the “AFFIRMATIVE COVENANTS” section of the Agreement that the Borrower will inform the Lender in writing of any threatened litigation, claims, investigations, administrative proceedings or similar actions affecting the Borrower, in connection with the litigation against the Borrower involving the death of an employee, as described in Exhibit “A” attached hereto.

(d)           in item (3) of the “Continuity of Operations” sub-section under the “NEGATIVE COVENANTS” section of the Agreement that the Borrower shall not pay any dividends on Borrower’s stock, for the term of the Agreement; and

(e)           in the “Change of Ownership” sub-section under the “DEFAULT” section of the Agreement that any change in ownership of twenty-five percent (25%) or more of the Borrower’s common stock is or will be an event of default, in regard to the Offering.

Section 3.              No Impairment.  The Waiver hereby granted by Lender does not, other than to the extent expressly waived or amended hereby, (a) constitute a waiver or modification of any other terms or provisions set forth in the Note or the Agreement, (b) impair any right that Lender may now or hereafter have under or in connection with the Note or the Agreement, or (c) impair the Lender’s rights to insist upon strict compliance with the Note or the Agreement.

Section 4.              Counterparts.       This letter may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  THIS LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

[Remainder of Page Intentionally Left Blank;

Signature Pages to Follow.]

Please execute a copy of this letter in the space provided below to acknowledge your agreement to the foregoing.

Sincerely,

TGC INDUSTRIES, INC., as Borrower

By:	/s/ Wayne A. Whitener
Wayne A. Whitener, Chief Executive Officer

Agreed to and acknowledged this 12th day of October, 2005 and effective as of September 16, 2005.

SOVEREIGN BANK, N.A., as Lender

By:	/s/ Stephanie B. Velasquez
Name:	Stephanie B. Velasquez
Title:	President – Park Cities